Exhibit 99.1

EnergySolutions Announces Fourth Quarter

and Full Year 2009 Results

SALT LAKE CITY, UT — (MARKET WIRE) — February 24, 2010 — EnergySolutions, Inc. (NYSE: ES), a leading provider of specialized, technology-based nuclear services to government and commercial customers, today announced financial results for the Company’s fourth quarter and full year ended December 31, 2009.

Q4 2009 Summary

•                  Net income attributable to EnergySolutions of $22.5 million, or $0.25 per share, and non-GAAP net income attributable to EnergySolutions of $26.1 million, or $0.29 per share

•                  Net income attributable to EnergySolutions before non-cash impact of amortization of intangible assets of $27.7 million, or $0.31 per share

•                  Adjusted EBITDA of $54.0 million

•                  Non-GAAP net income and Adjusted EBITDA exclude expenses related to separation agreements and equity-based compensation of former executives (as discussed below)

Fourth Quarter 2009 Results

Revenues for the fourth quarter of 2009 were $448.3 million, compared with $410.1 million in the fourth quarter of 2008. Gross profit for the fourth quarter of 2009 was $73.4 million, compared with $55.2 million for the fourth quarter of 2008. Selling, general and administrative expenses for the fourth quarter of 2009 were $37.2 million, compared with $40.4 million for the fourth quarter of 2008. Selling, general and administrative expenses for the fourth quarter of 2009 included expenses of $2.0 million relating to separation agreements of former executives and equity-based compensation of $2.6 million relating to a modification in the vesting terms of stock option and restricted stock grants of a former executive.

Net income attributable to EnergySolutions for the fourth quarter of 2009 was $22.5 million, or $0.25 per share, compared with $2.4 million, or $0.03 per share, for the fourth quarter of 2008.  Non-GAAP net income attributable to EnergySolutions for the fourth quarter of 2009 was $26.1 million, or $0.29 per share.

EBITDA for the fourth quarter of 2009 was $49.4 million, compared with $22.7 million for the fourth quarter of 2008.  Adjusted EBITDA for the fourth quarter of 2009 was $54.0 million after adding back expenses of $2.0 million relating to separation agreements of former executives and equity-based compensation of $2.6 million relating to a modification in the vesting terms of stock option and restricted stock grants of a former executive.

Net income attributable to EnergySolutions before the non-cash impact of amortization of intangible assets for the fourth quarter of 2009 was $27.7 million, or $0.31 per share, compared with $7.8 million, or $0.09 per share, for the fourth quarter of 2008.  Non-GAAP net income attributable to EnergySolutions before the non-cash impact of amortization of intangible assets for the fourth quarter of 2009 was $31.3 million, or $0.35 per share.

Reconciliations of net income attributable to EnergySolutions to EBITDA and to net income attributable to EnergySolutions before the non-cash impact of amortization of intangible assets are provided in the attached Table 4.  Reconciliations of net income attributable to EnergySolutions to non-GAAP net income attributable to EnergySolutions, to Adjusted EBITDA and to non-GAAP net income attributable to EnergySolutions before the impact of amortization of intangible assets are provided in the attached Table 5.

CEO Commentary

Commenting on the quarter, Val Christensen, EnergySolutions President and CEO said, “We ended the year with a strong quarter driven by an increase in Federal Services, Logistics, Processing and Disposal (LP&D), and International revenues compared to the fourth quarter of 2008.  Combined with disciplined expense control, the revenue growth helped us to generate our highest operating profit of the year and a substantial increase over the fourth quarter of 2008.

“The increasing flow of stimulus funds to federal environmental clean-up projects positively impacted our financial results in both the Federal Services and LP&D segments.  The International segment continues to perform well in achieving efficiency milestones on its Magnox contracts.  The positive trends in these business segments more than compensated for the continued weakness in our commercial business, as customers continue to delay projects due to the weak macroeconomic environment,” said Mr. Christensen.

Business Segments — Fourth Quarter 2009

The results of the Company’s four business segments, on a GAAP basis, are presented in Table 6 in the accompanying financial tables.

Federal Services

Federal Services revenues for the fourth quarter of 2009 were $86.8 million, compared with $69.8 million in the fourth quarter of 2008.  The increase in revenues is primarily attributable to a higher level of activity as a result of stimulus funds used to accelerate work on the Moab Atlas mill tailings project, increased revenues at the Isotek project at the Oak Ridge National Laboratory, and increased subcontracting activity at a federal site in Portsmouth, Ohio.

Income from operations for the fourth quarter of 2009 was $6.6 million, compared with $6.1 million for the fourth quarter of 2008. Operating margin was 7.6% for the fourth quarter of 2009, compared to 8.8% for the fourth quarter of 2008. Operating margin declined primarily due to an unfavorable shift in project mix, with increased activity on lower margin contracts.  Operating margin also declined due to increased bid and contract proposal expenses incurred for the submission of a bid on a large federal proposal.

Equity in income of unconsolidated joint ventures was $1.6 million for the fourth quarter of 2009, compared with $0.7 million for the fourth quarter of 2008.  This increase is primarily due to increased income from the Hanford Tank contract.

Commercial Services

Commercial Services revenues for the fourth quarter of 2009 were $21.2 million, compared with $31.2 million for the fourth quarter of 2008.  The decline in revenues is primarily due to the completion of a major engineering and technology project in December 2008 and lower commercial decommissioning activity.

Income from operations for the fourth quarter of 2009 was $4.0 million, compared with $5.3 million in the fourth quarter of 2008. Operating margin was 19.1% for the fourth quarter of 2009, compared to 16.9% for the fourth quarter of 2008.  The increase in operating margin was primarily due to a favorable shift in project mix and decreased selling, general and administrative expenses.

Logistics, Processing and Disposal

Logistics, Processing and Disposal revenues for the fourth quarter of 2009 were $83.9 million, compared to $63.5 million in the fourth quarter of 2008.  The increase in revenues is primarily due to higher volumes of waste disposed at the Clive, Utah facility primarily from federal customers as a result of stimulus funding, as well as higher revenues from the Company’s manufacturing operations.

Income from operations for the fourth quarter of 2009 was $30.5 million, compared with $22.0 million for the fourth quarter of 2008. Operating margin was 36.3% for the fourth quarter of 2009, compared to 34.6% for the fourth quarter of 2008.  The increase in operating margin is primarily due to higher gross margins at the Clive, Utah facility due to greater absorption of fixed costs.

International

On a GAAP basis, International revenues for the fourth quarter of 2009 were $256.4 million, compared to $245.6 million for the fourth quarter of 2008.  Excluding the effects of fluctuations in foreign currency exchange rates, International revenues for the fourth quarter of 2009 increased $0.8 million over the fourth quarter of 2008.  International revenues were positively impacted by $10.0 million due to foreign currency fluctuations in the fourth quarter of 2009.

Income from operations for the fourth quarter of 2009 was $19.8 million, compared with $9.4 million for the fourth quarter of 2008. Operating margin was 7.7% for the fourth quarter of 2009, compared to 3.8% for the fourth quarter of 2008. The increase in operating income and margin was primarily due to increased efficiency fees on the Magnox contracts due to the achievement of efficiency milestones during the quarter.

Full Year 2009 Results

Revenues for the year ended December 31, 2009 were $1.62 billion, compared to $1.79 billion for the year ended December 31, 2008. Gross profit for the year ended December 31, 2009 was $214.3 million, compared with $247.2 million for the year ended December 31, 2008. Selling, general and administrative expenses for the year ended December 31, 2009 were $124.0 million, compared with $129.4 million for the year ended December 31, 2008.  Selling, general and administrative expenses for the year ended December 31, 2009 included expenses of $2.0 million relating to separation agreements of former executives and equity-based compensation of $2.6 million relating to a modification in the vesting terms of stock option and restricted stock grants of a former executive.

Net income attributable to EnergySolutions for the year ended December 31, 2009 was $50.8 million, or $0.57 per share, compared with $45.2 million, or $0.51 per share, for the year ended December 31, 2008.  Non-GAAP net income attributable to EnergySolutions for the year ended December 31, 2009 was $54.4 million, or $0.62 per share.

EBITDA for the year ended December 31, 2009 was $143.5 million, compared to $159.8 million for the year ended December 31, 2008.  Adjusted EBITDA for the year ended December 31, 2009 was $148.1 million after adding back expenses of $2.0 million relating to separation agreements of former executives and equity-based compensation of $2.6 million relating to a modification in the vesting terms of stock option and restricted stock grants of a former executive.

Net income attributable to EnergySolutions before the non-cash impact of amortization of intangible assets for the year ended December 31, 2009 was $70.5 million, or $0.80 per share, compared with $64.4 million, or $0.73 per share, for the year ended December 31, 2008.  Non-GAAP net income attributable to EnergySolutions before the non-cash impact of amortization of intangible assets for the year ended December 31, 2009 was $74.1 million, or $0.84 per share.

Reconciliations of net income attributable to EnergySolutions to EBITDA and to net income attributable to EnergySolutions before the non-cash impact of amortization of intangible assets are provided in the attached Table 4.  Reconciliations of net income attributable to EnergySolutions to non-GAAP net income attributable to EnergySolutions, to Adjusted EBITDA and to non-GAAP net income attributable to EnergySolutions before the impact of amortization of intangible assets are provided in the attached Table 5.

Outlook for 2010

Due to the uncertain macroeconomic outlook that continues to impact some of EnergySolutions’ market segments — particularly services and disposal revenues from our commercial customers — the Company’s guidance for 2010 does not assume any significant large component projects or any financial impact from License Stewardship contracts that could be signed during the year.

For the full year 2010, EnergySolutions expects EBITDA to range between $140 million and $150 million.  The Company expects operating income for each segment to be relatively consistent with the 2009 levels.

The Company also expects 2010 GAAP EPS to range from $0.43 to $0.50 per share and net income before the non-cash impact of the amortization of intangibles of $0.62 to $0.69 per share.  Net income and EPS in 2010 will be negatively impacted by higher interest expense and a higher effective tax rate than in 2009.

Forward-Looking Statements

Statements in this news release regarding future financial and operating results and any other statements about the Company’s future expectations, beliefs or prospects expressed by management constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including, but not limited to: (a) uncertain and weak economic conditions globally, including decreased credit availability for our customers and the decisions of individual customers to retain cash and reduce credit market exposure, (b) decreased tax revenues combined with increased demands on federal funding allocations reducing funds available for existing or proposed federal projects that we have been awarded or on which we would bid, (c) current regulatory initiatives, including the importation of nuclear waste into the United States and the disposal and storage of depleted uranium (d) the weakening of the pound sterling and the related currency translation impact on our business if the currency continues to weaken, (e) adverse public reaction that could lead to increased regulation or limitations on our activities, (f) uncertainty regarding the impact on our business of increased regulatory scrutiny of the nuclear waste industry in the U.S. and U.K., (g) decisions by our customers to reduce or halt their spending on nuclear services, (h) decisions by our commercial customers to store radioactive materials on-site rather than dispose of radioactive materials at one of our facilities, (i) the adverse impact of current or future financial conditions on the value of decommissioning trust funds, and (j) continued competitive pressures in our markets. Additional information on potential factors that could affect the Company’s results and other risks and uncertainties are set forth in EnergySolutions, Inc. filings with the Securities and Exchange Commission including its annual report on Form 10-K for the fiscal year ended December 31, 2008 and its most recent quarterly report on Form 10-Q for the quarter ended September 30, 2009. The Company does not undertake any obligation to release publicly any revision to any of these forward-looking statements.

Conference Call Details

The EnergySolutions 2009 fourth quarter teleconference and webcast are scheduled to begin at 10:00 a.m. EST, on Thursday, February 25, 2010.

Hosting the call will be Val Christensen, President and Chief Executive Officer, and Mark McBride, Chief Financial Officer.

To participate in the event by telephone, please dial (800) 299-7089 five to ten minutes prior to the start time (to allow time for registration) and reference the conference passcode 64722633. International callers should dial (617) 801-9714 and enter the same passcode.

A replay of the call will be available on Thursday, February 25, at 1:00 p.m. EST through Thursday, March 4, 2010, at 2:00 pm EST. To access the replay, dial (888) 286-8010 and enter passcode 31929819. International callers should dial (617) 801-6888 and enter the same passcode.

The conference call will be broadcast live over the Internet and can be accessed by all interested parties through the company’s web site at www.energysolutions.com by clicking on the “investor relations” tab at the top of the home page. An audio replay of the event will be archived on EnergySolutions’ web site for 90 days.

About EnergySolutions, Inc.

EnergySolutions offers customers a full range of integrated services and solutions, including nuclear operations, characterization, decommissioning, decontamination, site closure, transportation, nuclear materials management, the safe, secure disposition of nuclear waste, and research and engineering services across the fuel cycle.

For more information, please contact:

John Rasmussen

EnergySolutions, Inc.

(801) 649-2000

jarasmussen@energysolutions.com

-Financial Tables to follow-

Table 1

ENERGYSOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars in thousands, except per share data)

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008

Revenues	$448,346	$410,080	$1,623,893	$1,791,631
Cost of revenues	(374,918)	(354,881)	(1,409,596)	(1,544,438)

Gross profit	73,428	55,199	214,297	247,193

Selling, general and administrative expenses	(37,225)	(40,438)	(123,955)	(129,430)
Equity in income of unconsolidated joint ventures	1,628	722	7,573	3,167

Income from operations	37,831	15,483	97,915	120,930

Interest expense	(8,614)	(10,345)	(30,403)	(44,595)
Other expenses, net	(231)	(4,387)	(961)	(8,723)

Income before income taxes and noncontrolling interests	28,986	751	66,551	67,612

Income tax (expense) benefit	(6,221)	2,066	(14,588)	(21,098)

Net income	22,765	2,817	51,963	46,514

Less: Net income attributable to noncontrolling interests	(246)	(426)	(1,131)	(1,333)

Net income attributable to EnergySolutions	$22,519	$2,391	$50,832	$45,181

Net income attributable to EnergySolutions per share:
Basic	$0.25	$0.03	$0.58	$0.51
Diluted	$0.25	$0.03	$0.57	$0.51

Number of shares used in per share calculations:
Basic	88,345,190	88,304,611	88,318,024	88,303,779
Diluted	88,594,954	88,316,045	88,436,385	88,311,231

Table 2

ENERGYSOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	December 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$15,913	$48,448
Accounts receivable, net of allowance for doubtful accounts	297,133	213,037
Other current assets	116,460	129,772
Total current assets	429,506	391,257

Property, plant & equipment, net	120,775	114,021
Goodwill	518,770	528,254
Other intangible assets,net	310,203	357,100
Other noncurrent assets	131,921	160,080

Total assets	$1,511,175	$1,550,712

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$19,068	$2,954
Accounts payable	110,247	89,513
Accrued expenses and other current liabilities	167,506	177,439
Other current liabilities	12,447	28,801
Total current liabilities	309,268	298,707

Long-term debt, less current portion	505,040	563,803
Other noncurrent liabilities	196,705	219,383

Total liabilities	1,011,013	1,081,893

EnergySolutions stockholders’ equity	499,045	467,786
Noncontrolling interests	1,117	1,033

Total equity	500,162	468,819

Total liabilities and equity	$1,511,175	$1,550,712

Table 3

ENERGYSOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	For the Year Ended December 31,
	2009	2008

Cash Provided by Operating Activities	$52,183	$103,109

Investing Activities
Purchases of property, plant and equipment	(24,389)	(26,629)
Purchases of intangible assets	(703)	(680)
Proceeds from sale of property, plant and equipment	13	33
Cash Used in Investing Activities	(25,079)	(27,276)

Financing Activities
Repayments of long-term debt	(47,649)	(40,210)
Dividends to stockholders	(8,823)	(8,831)
Other items	(7,685)	(3,585)
Cash Used in Financing Activities	(64,157)	(52,626)

Effect of Exchange Rate on Cash	4,518	(11,125)

Increase (Decrease) in Cash and Cash Equivalents	$(32,535)	$12,082

Amortization of Intangible Assets	$25,271	$28,250
Depreciation	$20,917	$18,174

Table 4

ENERGYSOLUTIONS, INC.

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO ENERGYSOLUTIONS TO

EBITDA AND TO NET INCOME ATTRIBUTABLE TO ENERGYSOLUTIONS BEFORE

THE IMPACT OF AMORTIZATION OF INTANGIBLE ASSETS (UNAUDITED)

(Dollars in thousands, except per share data)

	For the Quarter		For the Year
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008

Reconciliation of net income attributable to EnergySolutions to EBITDA:
Net income attributable to EnergySolutions	$22,519	$2,391	$50,832	$45,181
Interest expense	8,614	10,345	30,403	44,595
Interest rate swap loss (gain)	(249)	259	1,465	2,482
Income tax expense (benefit)	6,221	(2,066)	14,588	21,098
Depreciation expense	5,749	4,794	20,917	18,174
Amortization of intangible assets	6,543	6,942	25,271	28,250
EBITDA	$49,397	$22,665	$143,476	$159,780

Reconciliation of net income attributable to EnergySolutions to net income attributable to EnergySolutions before the impact of amortization of intangible assets:
Net income attributable to EnergySolutions	$22,519	$2,391	$50,832	$45,181
Amortization of intangible assets	6,543	6,942	25,271	28,250
Income tax expense related to amortization of intangible assets	(1,363)	(1,509)	(5,635)	(8,993)
Net income attributable to EnergySolutions before the impact of amortization of intangible assets	$27,699	$7,824	$70,468	$64,438

Net income attributable to EnergySolutions before the impact of amortization of intangible assets per share:
Basic	$0.31	$0.09	$0.80	$0.73
Diluted	$0.31	$0.09	$0.80	$0.73

Number of shares used in per share calculations:
Basic	88,345,190	88,304,611	88,318,024	88,303,779
Diluted	88,594,954	88,316,045	88,436,385	88,311,231

The Company defines EBITDA as earnings before interest expense, income taxes, depreciation and amortization. The Company uses EBITDA to facilitate a comparison of its operating performance on a consistent basis from period to period that, when viewed with its GAAP results and the above reconciliation, management believes provides a more complete understanding of factors and trends affecting its business than GAAP measures alone. EBITDA assists management in comparing its operating performance on a consistent basis because it removes the impact of its capital structure (primarily interest charges), asset base (primarily depreciation and amortization) and items outside the control of its management team (taxes) from its results of operations. EBITDA should not be considered as a substitute for net income attributable to EnergySolutions or income from operations, as determined in accordance with GAAP. EBITDA is not defined by GAAP, and you should not consider it in isolation or as a substitute for analyzing the Company’s results as reported under GAAP.

The Company defines net income attributable to EnergySolutions before the impact of amortization of intangible assets as net income attributable to EnergySolutions plus amortization expense of intangible assets, net of the related income tax expense of these items. Net income attributable to EnergySolutions before the impact of amortization of intangible assets and net income attributable to EnergySolutions before the impact of amortization of intangible assets per share are not computed in accordance with GAAP. These non-GAAP measures may be useful to investors seeking to compare the operating performance on a consistent basis from period to period that, when viewed with its GAAP results and the above reconciliation, management believes provides a more complete understanding of factors and trends affecting the Company’s business than GAAP measures alone. Net income attributable to EnergySolutions before the impact of amortization of intangible assets and net income attributable to EnergySolutions before the impact of amortization of intangible assets per share should not be considered as a substitute for net income attributable to EnergySolutions or net income attributable to EnergySolutions per share, as determined in accordance with GAAP. Net income attributable to EnergySolutions before the impact of amortization of intangible assets and net income attributable to EnergySolutions before the impact of amortization of intangible assets per share are not defined by GAAP, and you should not consider them in isolation or as a substitute for analyzing the Company’s results as reported under GAAP.

Table 5

ENERGYSOLUTIONS, INC.

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO ENERGYSOLUTIONS TO NON-GAAP

NET INCOME ATTRIBUTABLE TO ENERGYSOLUTIONS AND TO ADJUSTED EBITDA AND OF NET

INCOME ATTRIBUTABLE TO ENERGYSOLUTIONS TO NON-GAAP NET INCOME ATTRIBUTABLE TO

ENERGYSOLUTIONS BEFORE THE IMPACT OF AMORTIZATION OF INTANGIBLE ASSETS (UNAUDITED)

(Dollars in thousands, except per share data)

	For the	For the
	Quarter Ended	Year Ended
	December 31, 2009	December 31, 2009

Reconciliation of net income attributable to EnergySolutions to non-GAAP net income attributable to EnergySolutions and to Adjusted EBITDA:
Net income attributable to EnergySolutions	$22,519	$50,832
Expense relating to separation agreements of former executives, net of income tax benefit of $454	1,583	1,583
Equity-based compensation expense relating to a modification in the vesting terms of stock option and restricted stock grants of a former executive, net of income tax benefit of $578	2,016	2,016
Non-GAAP net income attributable to EnergySolutions	26,118	54,431
Interest expense	8,614	30,403
Interest rate swap loss	(249)	1,465
Income tax expense	7,254	15,621
Depreciation expense	5,749	20,917
Amortization of intangible assets	6,543	25,271
Adjusted EBITDA	$54,029	$148,108

Non-GAAP net income attributable to EnergySolutions per share:
Basic	$0.30	$0.62
Diluted	$0.29	$0.62

Number of shares used in per share calculations:
Basic	88,345,190	88,318,024
Diluted	88,594,954	88,436,385

Reconciliation of net income attributable to EnergySolutions to non-GAAP net income attributable to EnergySolutions before the impact of amortization of intangible assets:
Net income attributable to EnergySolutions	$22,519	$50,832
Expense relating to separation agreements of former executives, net of income tax benefit of $454	1,583	1,583
Equity-based compensation expense relating to a modification in the vesting terms of stock option and restricted stock grants of a former executive, net of income tax benefit of $578	2,016	2,016
Non-GAAP net income attributable to EnergySolutions	26,118	54,431
Amortization of intangible assets	6,543	25,271
Income tax expense related to amortization of intangible assets	(1,363)	(5,635)
Non-GAAP net income attributable to EnergySolutions before the impact of amortization of intangible assets	$31,298	$74,067

Non-GAAP net income attributable to EnergySolutions before the impact of amortization of intangible assets per share:
Basic	$0.35	$0.84
Diluted	$0.35	$0.84

Number of shares used in per share calculations:
Basic	88,345,190	88,318,024
Diluted	88,594,954	88,436,385

The Company defines non-GAAP net income attributable to EnergySolutions as net income attributable to EnergySolutions plus expense relating to separation agreements of former executives and equity-based compensation expense relating to a modification in the vesting terms of stock option and restricted stock grants of a former executive, net of the related income tax benefit of these items. Non-GAAP net income attributable to EnergySolutions and non-GAAP net income attributable to EnergySolutions per share are not computed in accordance with GAAP. These non-GAAP measures may be useful to investors seeking to compare the operating performance on a consistent basis from period to period that, when viewed with its GAAP results and the above reconciliation, management believes provides a more complete understanding of factors and trends affecting the Company’s business than GAAP measures alone. Non-GAAP net income attributable to EnergySolutions and non-GAAP net income attributable to EnergySolutions per share should not be considered as a substitute for net income attributable to EnergySolutions or net income attributable to EnergySolutions per share, as determined in accordance with GAAP. Non-GAAP net income attributable to EnergySolutions and non-GAAP net income attributable to EnergySolutions per share are not defined by GAAP, and you should not consider them in isolation or as a substitute for analyzing the Company’s results as reported under GAAP.

The Company defines Adjusted EBITDA as net income attributable to EnergySolutions plus expense relating to separation agreements of former executives, equity-based compensation expense relating to a modification in the vesting terms of stock option and restricted stock grants of a former executive, interest expense including interest rate swap loss, income taxes, depreciation and amortization. The Company uses Adjusted EBITDA to facilitate a comparison of its operating performance on a consistent basis from period to period that, when viewed with its GAAP results and the above reconciliation, management believes provides a more complete understanding of factors and trends affecting its business than GAAP measures alone. Adjusted EBITDA assists management in comparing its operating performance on a consistent basis because it removes the impact of its capital structure (primarily interest charges), asset base (primarily depreciation and amortization) and items outside the control of its management team (taxes, expense relating to separation agreements of former executives and equity-based compensation expense relating to a modification in the vesting terms of stock option and restricted stock grants of a former executive) from its results of operations. Adjusted EBITDA should not be considered as a substitute for net income attributable to EnergySolutions or income from operations, as determined in accordance with GAAP. Adjusted EBITDA is not defined by GAAP, and you should not consider it in isolation or as a substitute for analyzing the Company’s results as reported under GAAP.

The Company defines non-GAAP net income attributable to EnergySolutions before the impact of amortization of intangible assets as net income attributable to EnergySolutions plus expense relating to separation agreements of former executives and equity-based compensation expense relating to a modification in the vesting terms of stock option and restricted stock grants of a former executive, net of the related income tax benefit of these items. Non-GAAP net income attributable to EnergySolutions before the impact of amortization of intangible assets and non-GAAP net income attributable to EnergySolutions before the impact of amortization of intangible assets per share are not computed in accordance with GAAP. These non-GAAP measures may be useful to investors seeking to compare the operating performance on a consistent basis from period to period that, when viewed with its GAAP results and the above reconciliation, management believes provides a more complete understanding of factors and trends affecting the Company’s business than GAAP measures alone. Non-GAAP net income attributable to EnergySolutions before the impact of amortization of intangible assets and non-GAAP net income attributable to EnergySolutions before the impact of amortization of intangible assets per share should not be considered as a substitute for net income attributable to EnergySolutions or net income attributable to EnergySolutions per share, as determined in accordance with GAAP. Non-GAAP net income attributable to EnergySolutions before the impact of amortization of intangible assets and non-GAAP net income before the impact of amortization of intangible assets per share are not defined by GAAP, and you should not consider them in isolation or as a substitute for analyzing the Company’s results as reported under GAAP.

Table 6

ENERGYSOLUTIONS, INC.

REPORTING SEGMENT INFORMATION (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended December 31,				For the Year Ended December 31,
	2009		2008		2009		2008

Revenues
Federal Services	$86,825		$69,763		$304,634		$271,820
Commercial Services	21,221		31,203		87,305		107,198
LP&D	83,918		63,492		244,217		246,810
International	256,382		245,622		987,737		1,165,803
Total Revenues	$448,346		$410,080		$1,623,893		$1,791,631

Gross Profit and Margin
Federal Services	$10,525	12.1%	$8,706	12.5%	$38,358	12.6%	$39,197	14.4%
Commercial Services	5,344	25.2%	7,203	23.1%	22,007	25.2%	33,280	31.0%
LP&D	32,655	38.9%	23,233	36.6%	91,958	37.7%	97,079	39.3%
International Operations	24,904	9.7%	16,057	6.5%	61,974	6.3%	77,637	6.7%
Total Gross Profit	$73,428	16.4%	$55,199	13.5%	$214,297	13.2%	$247,193	13.8%

Income from Operations and Margin
Federal Services	$6,590	7.6%	$6,114	8.8%	$22,726	7.5%	$29,583	10.9%
Commercial Services	4,049	19.1%	5,263	16.9%	15,708	18.0%	25,825	24.1%
LP&D	30,475	36.3%	21,953	34.6%	84,067	34.4%	87,893	35.6%
International	19,849	7.7%	9,411	3.8%	43,121	4.4%	56,669	4.9%
Total income from operations before corporate selling, general and administrative expenses and equity in income of unconsolidated joint ventures	60,963	13.6%	42,741	10.4%	165,622	10.2%	199,970	11.2%
Corporate selling, general and administrative expenses	(24,760)		(27,980)		(75,280)		(82,207)
Equity in income of unconsolidated joint ventures	1,628		722		7,573		3,167
Total Income from Operations	$37,831		$15,483		$97,915		$120,930

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